UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2018

DESTINATION MATERNITY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21196	13-3045573
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

232 Strawbridge Drive

Moorestown, NJ 08057

(Address of principal executive offices)

Registrant’s telephone number, including area code: (856) 291-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Destination Maternity Corporation (the “Company”) entered into a commitment extension letter, dated as of December 17, 2018 (the “Commitment Extension Letter”) with Bank of America, N.A. (“Bank of America”), to amend its commitment letter dated September 26, 2018, between the Company and Bank of America (the “Original Commitment Letter”). Pursuant to the Original Commitment Letter, Bank of America had committed to provide the Company with senior secured credit facilities (the “Credit Facility”) in an original amount of up to $76 million with an expiration date of December 26, 2018 for such commitments. The Commitment Extension Letter, effective immediately, (1) extends the expiration date through April 30, 2019, (2) increases the aggregate principal amount of the “first-in/last-out” asset-based term loan facility from $24 million to $25 million, and (3) increases the aggregate amount of the Credit Facility from $76 million to $77 million.

The foregoing description of the Original Commitment Letter and the Commitment Extension Letter does not purport to be complete and is qualified in its entirety by reference to (a) the Original Commitment Letter, which was filed as Exhibit 10.1 to the Company’s Current Report filed on September 26, 2018, and (b) the Commitment Extension Letter, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)

Exhibit No.	Description

10.1	Commitment Extension Letter, dated as of December 17, 2018 between Destination Maternity Corporation and Bank of America, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 17, 2018	DESTINATION MATERNITY CORPORATION

	By:	/s/ Marla A. Ryan
Marla A. Ryan
Chief Executive Officer